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Exhibit 99.10

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

        The unaudited pro forma condensed consolidated financial information combines the historical balance sheets and statements of operations of iPCS and Horizon PCS, with iPCS as the acquiring entity and gives effect to the merger as if it had been completed as of the beginning of the periods presented for the statements of operations and as of the date presented for the balance sheet data. Also, iPCS and Horizon PCS adopted fresh-start accounting as of July 1, 2004, and October 1, 2004, respectively, after the completion of their reorganizations under Chapter 11 of the Bankruptcy Code. The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2004, also gives effect to both companies as if each had adopted fresh-start accounting as of the beginning of their historical fiscal year.

        We derived this information from the unaudited consolidated financial statements of iPCS as of and for the six months ended March 31, 2005, the audited consolidated financial statements of iPCS for the periods ended July 1, 2004 and September 30, 2004, and the audited consolidated financial statements of Horizon PCS for the periods ended September 30, 2004, December 31, 2004 and the three months ended March 31, 2005. The results of Horizon PCS for the three months ended December 31, 2004 are included in both the six months ended March 31, 2005 and the year ended December 31, 2004 as follows (in thousands): Revenues—$45,206; Operating loss—$20,701; Net loss—$24,042. These historical financial statements used in preparing the pro forma condensed financial statements are summarized and should be read in conjunction with the complete historical financial statements and related notes of iPCS and Horizon PCS, which can be found elsewhere in this registration statement.

        The unaudited pro forma condensed consolidated financial information has been prepared using the purchase method of accounting. Under this method of accounting, the purchase price is allocated to the underlying tangible and intangible assets and liabilities acquired based on their respective fair market values, with any excess purchase price allocated to goodwill. The pro forma purchase price allocation reflected in the accompanying pro forma condensed consolidated balance sheet was made based on preliminary estimates and assumptions. As of the date of this filing, iPCS has not completed the external valuation studies necessary to determine the fair market value of the assets and liabilities acquired to complete the allocation of the purchase price. A final determination of the fair value is dependent upon certain valuations and studies, which cannot be completed until the time of the merger. The final allocation of the purchase price may be different than that reflected in the pro forma purchase price allocation and this difference may be material. There is no net tax effect in the pro forma adjustments to the statements of operations because we expect that we will continue to be in a net deferred tax asset position which will be offset by a full valuation allowance because it is not considered more likely than not that these assets will be realized due to our losses since inception. Any future realization of the valuation allowance existing at the date the merger is consummated will first be utilized to reduce goodwill and intangible assets to zero and then will be utilized to reduce income tax expense.

        The pro forma adjustments, which are based upon available information and upon certain assumptions that we believe are reasonable, are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information does not include the realization of any cost savings from operating efficiencies, synergies, or other restructurings resulting from the transaction.

        This unaudited pro forma condensed consolidated financial information reflects a purchase price of $231.052 million as calculated below (in thousands except per share amounts):

Number of Horizon PCS' shares of common stock outstanding	9,013
Exchange ratio	.7725
Number of shares to be issued to Horizon PCS' stockholders	6,963
Average price of iPCS common stock for the period five days prior and through the five days after the March 17, 2005 date of the merger announcement	$31.07
Estimated value of iPCS common shares issued	$216,354
Estimated fair value of Horizon PCS' vested stock options to be exchanged for iPCS stock options	$4,329
Estimated fair value of unvested Horizon PCS' stock options to be exchanged for iPCS stock options	$3,844
Estimated transaction costs	$6,525

Estimated purchase price	$231,052

        The purchase price has been assigned to the net tangible and intangible assets acquired and liabilities assumed as follows:

Current assets	$61,250
Tangible noncurrent assets	96,006
Identifiable intangible assets	74,700
Goodwill	164,371
Other liabilities assumed	(24,803)
Long-term debt assumed	(141,875)
Unearned compensation	1,403

$231,052

iPCS, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2005
(Dollars in thousands)

	Historical iPCS	Historical Horizon PCS	Pro Forma Adjustments		Pro Forma Total
Assets
Current Assets:
Cash and cash equivalents	$64,432	$50,380	$(6,525	)(a)	$108,287
Accounts receivable, net	14,685	9,325	—		24,010
Receivable from Sprint	12,086	—	10,595	(b)	22,681
Inventories, net	1,738	404	—		2,142
Prepaid expenses	3,974	1,141	—		5,115
Other current assets	24	—	—		24

Total current assets	96,939	61,250	4,070		162,259
Property and equipment, net	108,241	91,900	—		200,141
Financing costs	6,362	3,940	—		10,302
Customer activation costs	759	558	(558	)(c)	759
Intangible assets, net	72,763	102,514	(27,814	)(d)	147,463
Goodwill	—	—	164,371	(d)	164,371
Other assets	1,155	166	—		1,321

Total assets	$286,219	$260,328	$140,069		$686,616

Liabilities and Stockholders' Equity (Deficiency)
Current Liabilities:
Accounts payable	$4,386	$3,080	$—		$7,466
Accrued expenses	18,929	10,379	—		29,308
Payable to Sprint	21,360	3,529	10,595	(b)	35,484
Deferred revenue	6,235	3,950	—		10,185
Current maturities of long-term debt and capital lease obligations	8	—	—		8

Total current liabilities	50,918	20,938	10,595		82,451
Customer activation fee revenue	759	558	(558	)(c)	759
Other long-term liabilities	2,208	3,865	—		6,073
Long-term debt and capital lease obligations, excluding current maturities	165,395	125,000	16,875	(e)	307,270

Total liabilities	219,280	150,361	26,912		396,553

Commitments and contingencies	—	—	—		—
Stockholders' Equity (Deficiency):
Preferred stock	—	—	—		—
Common stock	88	1	69	(f)	158
Additional paid-in-capital	95,274	158,070	66,387	(f)	319,731
Unearned compensation	(294)	—	(1,403	)(f)	(1,697)
Accumulated deficiency	(28,129)	(48,104)	48,104	(f)	(28,129)

Total stockholders' equity	66,939	109,967	113,157		290,063

Total liabilities and stockholders' equity	$286,219	$260,328	$140,069		$686,616

(a)
Reflects the payment of the estimated direct incremental transaction costs, which consist primarily of investment banker fees, legal and accounting fees and printing costs.

(b)
Reflects the adjustment to reclassify amounts receivable from Sprint to conform the presentation to be consistent with iPCS' classifications. Horizon PCS historically netted this amount in the payable to Sprint amount.

(c)
Reflects the adjustment to write-off the existing balances of Horizon PCS' deferred costs and deferred revenue associated with SAB 101 in accordance with EITF 01-3, Accounting in a Business Combination for Deferred Revenue of an Acquiree, because there is no outstanding legal obligation to be performed.

(d)
Reflects the estimated adjustments to their fair value for identifiable intangible assets. The identifiable intangible assets consist of (1) the value assigned to the Horizon PCS customer base of $13,500, (2) the value assigned to Horizon PCS' agreement with Sprint PCS of $60,000, and (3) the value assigned to the FCC licensed spectrum of $1,200. The remaining value of $164,371 was assigned to goodwill.

(e)
Reflects the adjustment to record the difference between the estimated fair value and the historical value of the Horizon PCS long-term debt.

(f)
Reflects the adjustments to eliminate Horizon PCS' historical book value of $109,967 and to record an increase to common stock of $70 and an increase to additional paid-in-capital of $224,457 to reflect the equity-related consideration paid as a part of the purchase price less $1,403 attributable to unearned compensation.

iPCS, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended September 30, 2004
(Dollars in thousands)

	For the Period from October 1, 2003 through July 1, 2004	For the Period from July 2, 2004 through September 30, 2004	Fresh Start Pro Forma Adjustments		iPCS Pro Forma for the Year Ended September 30, 2004
Revenues:
Service revenue	$107,097	$37,909	$(2,434	)(a)	$142,572
Roaming revenue	34,525	15,829	—		50,354
Equipment and other	4,240	1,644	—		5,884

Total revenues	145,862	55,382	(2,434)		198,810

Operating Expenses:
Cost of service and roaming (exclusive of depreciation as shown separately below)	(83,230)	(29,082)	1,674 (1,067	(a) )(b)	(111,705)
Cost of equipment	(12,801)	(5,584)	—		(18,385)
Selling and marketing	(20,976)	(7,996)	—		(28,972)
General and administrative	(3,550)	(1,705)	—		(5,255)
Reorganization income	60,797	—	(60,797	)(c)	—
Non-cash stock compensation expenses	—	(22)	—		(22)
Depreciation	(28,596)	(8,790)	2,226	(d)	(35,160)
Amortization of intangible assets	—	(3,051)	(9,153	)(e)	(12,204)
Gain (loss) on disposal of property and equipment	(13)	4	—		(9)

Total operating expenses	(88,369)	(56,226)	(67,117)		(211,712)

Operating income (loss)	57,493	(844)	(69,551)		(12,902)
Interest income	263	289			552
Interest expense	(10,142)	(5,425)	(4,246	)(f)	(19,813)
Cancellation of debt	131,956	—	(131,956	)(g)	—
Other income (expense), net	7	4	—		11

Net income (loss)	$179,577	$(5,976)	$(205,753)		$(32,152)

(a)
Reflects the reversal of subscriber activation fee revenue and costs recognized during the period due to the elimination of the deferred subscriber activation fee costs (asset) and deferred activation fee revenue (liability) with the adoption of fresh-start accounting

(b)
Reflects the reversal of the reduction to rent expense due to the elimination of the deferred tower rent and deferred gain on sale with the adoption of fresh-start accounting.

(c)
Reflects the reversal of reorganization costs.

(d)
Reflects the adjustment to record depreciation expense over the remaining average useful life for the revalued property and equipment.

(e)
Reflects the amortization expense for the customer relationships and Sprint PCS affiliation agreement intangible assets over their estimated remaining useful life.

(f)
Reflects the reversal of the previously recorded interest expense related to our senior secured credit facility of $6,865 and the additional interest expense for our 11.5% senior notes and related financing costs of $11,111.

(g)
Reflects the reversal of cancellation of debt income.

Horizon PCS, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004
(Dollars in thousands)

	For the Nine Months Ended September 30, 2004	For the Three Months Ended December 31, 2004	Fresh Start Pro Forma Adjustments		Horizon PCS Pro Forma For the Year Ended December 31, 2004
Revenues:
Service revenue	$119,289	$28,092	$(1,982	)(a)	$145,399
Roaming revenue	49,243	15,520	—		64,763
Equipment and other	4,036	1,594	—		5,630

Total revenues	172,568	45,206	(1,982)		215,792

Operating Expenses:
Cost of service and roaming (exclusive of depreciation as shown separately below)	(107,138)	(23,812)	(717	)(b)	(131,667)
Cost of equipment	(4,154)	(2,261)	—		(6,415)
Selling and marketing	(18,812)	(5,767)	1,982	(a)	(22,597)
General and administrative	(21,433)	(7,887)	—		(29,320)
Reorganization income	74,613	—	(74,613	)(c)	—
Non-cash stock compensation expenses	(145)	(641)	145	(d)	(641)
Depreciation	(5,346)	(16,621)	(44,683	)(e)	(66,650)
Amortization of intangible assets	(19,222)	(8,918)	(7,532	)(f)	(35,672)
Gain (loss) on disposal of property and equipment	42,063 (g)	—	—		42,063

Total operating expenses	(59,574)	(65,907)	(125,418)		(250,899)

Operating income (loss)	112,994	(20,701)	(127,400)		(35,107)
Interest income	833	271	—		1,104
Interest expense	(8,702)	(3,612)	(2,357	)(h)	(14,671)
Cancellation of debt	321,944	—	(321,944	)(i)	—
Other income (expense), net	—	—	—		—

Net income (loss)	$427,069	$(24,042)	$(451,701)		$(48,674)

(a)
Reflects the reversal of subscriber activation fee revenue and costs recognized during the period due to the elimination of the deferred subscriber activation fee costs (asset) and deferred activation fee revenue (liability) upon the adoption of fresh-start accounting.

(b)
Reflects the reversal of the reduction to rent expense due to the elimination of the deferred gain on sale upon adoption of fresh-start accounting.

(c)
Reflects the reversal of reorganization costs.

(d)
Reflects the reversal of non-cash compensation expense related to previously issued options.

(e)
Reflects the adjustment to record depreciation expense over the remaining average useful life for the revalued property and equipment.

(f)
Reflects the amortization expense for the customer relationships and Sprint PCS affiliation agreement intangible assets over their estimated remaining useful life.

(g)
Horizon PCS' statement of operations included the operations of is NTELOS markets in Virginia and West Virginia through June 15, 2004. Under an asset purchase agreement, Sprint PCS purchased Horizon PCS' economic interest in these markets, including approximately 92,500 subscribers, for approximately $33.0 million, net of disputed charges owed to Sprint of approximately $4.0 million. For further information, see the notes to Horizon PCS' consolidated financial statements included elsewhere in this prospectus.

(h)
Reflects the reversal of interest expense related to the prior long term debt obligations of $8,702 and the recording of additional interest expense for Horizon PCS' 11.375% senior notes and related financing costs of $11,059.

(i)
Reflects the reversal of cancellation of debt income.

iPCS, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Fiscal Year Ended 2004
(Dollars in thousands except share, per share data and exchange ratio)

	iPCS Pro Forma For the Year Ended September 30, 2004	Horizon PCS Pro Forma For the Year Ended December 31, 2004	Pro Forma Adjustments		Pro Forma Total
Revenues:
Service revenue	$142,572	$145,399	$(3,217	)(a)	$284,754
Roaming revenue	50,354	64,763	—		115,117
Equipment and other	5,884	5,630	—		11,514

Total revenues	198,810	215,792	(3,217)		411,385

Operating Expenses:
Cost of service and roaming (exclusive of depreciation as shown separately below)	(111,705)	(131,667)	3,217 (14,888	(a) )(b)	(255,043)
Cost of equipment	(18,385)	(6,415)			(24,800)
Selling and marketing	(28,972)	(22,597)	—		(51,569)
General and administrative	(5,255)	(29,320)	14,888	(b)	(19,687)
Reorganization income	—	—	—		—
Non-cash stock compensation expenses	(22)	(641)	641 (349	(c) )(d)	(371)
Depreciation	(35,160)	(66,650)	—		(101,810)
Amortization of intangible assets	(12,204)	(35,672)	25,882	(e)	(21,994)
Gain (loss) on disposal of property and equipment	(9)	42,063 (f)	—		42,054

Total operating expenses	(211,712)	(250,899)	29,391		(433,220)

Operating income (loss)	(12,902)	(35,107)	26,174		(21,835)
Interest income	552	1,104	—		1,656
Interest expense	(19,813)	(14,671)	1,948	(g)	(32,536)
Other income (expense), net	11	—	—		11

Net income (loss)	$(32,152)	$(48,674)	$28,122		$(52,704)

Basic and diluted loss per share					$(3.25	)(h)
iPCS weighted average common shares outstanding					9,257,582
Horizon weighted average common shares outstanding			9,013,317
Exchange ratio			0.7725
Former Horizon weighted average commmon shares converted to iPCS shares					6,962,787

Pro forma weighted average common shares outstanding					16,220,369

(a)
Reflects the reclassification of early cancellation fee revenue and late fee revenue deemed uncollectible to be recorded against bad debt expense to be consistent with iPCS.

(b)
Reflects adjustments to reclassify bad debt expense ($3,971), property taxes ($1,443) and Sprint PCS affiliation agreement fee expense ($9,474) included in Horizon PCS' general and administrative expense to cost of service and roaming to be consistent with iPCS' classification of these expenses.

(c)
Reflects the adjustment to reverse non-cash compensation expense included in Horizon PCS' statement of operations. Horizon PCS adopted SFAS No. 123R, Accounting for Stock-Based Compensation as of October 1, 2004. iPCS has accounted for stock-based compensation in accordance with APB 25, Accounting for Stock Issued to Employees.

(d)
Reflects the adjustment to non-cash compensation expense for estimated unearned compensation expense resulting from unvested options held by Horizon PCS employees at the completion of the merger. The intrinsic value of the unvested options has been allocated to unearned compensation expense based on the portion of the vesting period remaining as a percentage of the total vesting period.

(e)
Reflects the adjustment to amortization expense of identifiable intangible assets that would be recorded for the year ended September 30, 2004 assuming the transaction had closed on October 1, 2003. For purposes of determining this amount, the estimated life of the subscriber base intangible asset is assumed to be 30 months and the estimated life of the Sprint affiliation agreement intangible asset is assumed to be 164 months.

(f)
The financials for Horizon PCS' results of operations included the operation of its NTELOS markets in Virginia and West Virginia through June 15, 2004. Under an asset purchase agreement, Sprint PCS purchased Horizon PCS' economic interests in these markets, including approximately 92,500 subscribers, for approximately $33.0 million, net of disputed charges owed to Sprint of approximately $4.0 million. For further information, see the notes to Horizon PCS' consolidated financial statements included elsewhere in this prospectus.

(g)
Reflects the adjustment to interest expense for the adjustment to record Horizon PCS' long-term debt at fair value. The premium to the book value will be amortized to interest expense over the remaining life of the notes.

(h)
The pro forma basic and diluted loss per share is the same because the inclusion of the incremental potential shares from any assumed exercise of stock options is antidilutive.

iPCS, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended March 31, 2005
(Dollars in thousands except share, per share data and exchange ratio)

	Historical iPCS	Historical Horizon PCS	Pro Forma Adjustments		Pro Forma Total
Revenues:
Service revenue	$77,679	$55,823	$(1,600	)(a)	$131,902
Roaming revenue	30,270	30,737	—		61,007
Equipment and other	3,502	2,657	—		6,159

Total revenues	111,451	89,217	(1,600)		199,068

Operating Expenses:
Cost of service and roaming (exclusive of depreciation as shown separately below)	(59,976)	(47,515)	1,600 (8,188	(a) )(b)	(114,079)
Cost of equipment	(11,877)	(4,334)	—		(16,211)
Selling and marketing	(18,461)	(11,469)	—		(29,930)
General and administrative	(3,899)	(15,507)	8,188	(b)	(11,218)
Non-cash stock compensation expenses	(46)	(1,477)	1,477 (552	(c) )(d)	(598)
Depreciation	(23,761)	(33,269)	—		(57,030)
Amortization of intangible assets	(6,098)	(17,836)	12,941	(e)	(10,993)
Gain (loss) on disposal of property and equipment	(45)	720	—		675

Total operating expenses	(124,163)	(130,687)	15,466		(239,384)

Operating income (loss)	(12,712)	(41,470)	13,866		(40,316)
Interest income	502	545	—		1,047
Interest expense	(9,955)	(7,179)	1,068	(f)	(16,066)
Other income (expense), net	12	—	—		12

Net income (loss)	$(22,153)	$(48,104)	$14,934		$(55,323)

Basic and diluted loss per share					$(3.41	)(g)
iPCS weighted average common shares outstanding					9,269,166
Horizon weighted average common shares outstanding			9,013,317
Exchange ratio			0.7725
Former Horizon weighted average commmon shares converted to iPCS shares					6,962,787

Pro forma weighted average common shares outstanding					16,231,953

(a)
Reflects the reclassification of early cancellation fee revenue and late fee revenue deemed uncollectible to be recorded against bad debt expense to be consistent with iPCS.

(b)
Reflects adjustments to reclassify bad debt expense ($2,763), property taxes ($672) and Sprint PCS affiliation agreement fee expense ($4,753) included in Horizon PCS' general and administrative expense to cost of service and roaming to be consistent with iPCS classification of these expenses.

(c)
Reflects the adjustment to reverse non-cash compensation expense included in Horizon PCS' statement of operations. Horizon PCS adopted SFAS No. 123R, Accounting for Stock-Based Compensation as of October 1, 2004. iPCS has accounted for stock-based compensation in accordance with APB 25, Accounting for Stock Issued to Employees.

(d)
Reflects the adjustment to non-cash compensation expense for estimated unearned compensation expense resulting from unvested options held by Horizon PCS employees at the completion of the merger. The intrinsic value of the unvested options has been allocated to unearned compensation based on the portion of the vesting period remaining as a percentage of the total vesting period.

(e)
Reflects the adjustment to amortization expense of identifiable intangible assets that would be recorded for the three months ended December 31, 2004 assuming the transaction had closed on October 1, 2004. For purposes of determining this amount the estimated life of the subscriber base intangible asset is assumed to be 30 months and the estimated life of the Sprint PCS affiliation agreement intangible asset is assumed to be 164 months.

(f)
Reflects the adjustment to interest expense for the adjustment to record Horizon PCS' long-term debt at fair value. The premium to the book value will be amortized to interest expense over the remaining life of the notes.

(g)
The pro forma basic and diluted loss per share is the same because the inclusion of the incremental potential shares from any assumed exercise of stock options is antidilutive.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION